UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

SOVEREIGN BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

RELATIONAL INVESTORS LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Relational Investors LLC (“Relational”) has retained the services of FYI Messaging (“FYI”) to solicit WHITE proxies from shareholders with respect to Sovereign Bancorp, Inc.’s (“Sovereign”) 2006 Annual Meeting of Shareholders.  FYI will be paid fees of approximately $60,000 per month, be reimbursed for reasonable out-of-pocket expenses, and receive indemnification customary for such an engagement.  FYI estimates that it will use approximately 30 persons in its solicitation efforts.

Relational or its agents may contact Sovereign shareholders using the document attached as Exhibit 99.1.